UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-268707	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Membership Interest Purchase Agreement

On October 2, 2023 White River Energy Corp (the “Company”) terminated the Membership Interest Purchase Agreement dated January 23, 2023 with Commenda Securities, LLC, a registered broker-dealer (“Commenda”), which agreement contemplated the Company’s acquisition of Commenda. As a result of the termination, the Company is now seeking an alternative registered broker-dealer to acquire to meet certain regulatory requirements in connection with its efforts to raise capital through private limited partnership funds through White River Private Capital Management LLC, a subsidiary of the Company, to assist the Company in continuing its oil and gas exploration and drilling activities.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 is incorporated by reference into this Item 3.02. The transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

Item 8.01 Other Information.

Conversion of Series C Preferred Stock

On September 29, 2023, the Company’s 263.1126308 outstanding shares of Series C Convertible Preferred Stock automatically converted into 8,465,633 shares of the Company’s common stock upon effectiveness of the Company’s Registration Statement on Form S-1 (File No. 333-268707).

As a result of the conversion, the number of shares of the Company’s common stock outstanding as of the date of this Current Report on Form 8-K is 19,132,300 shares.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: October 5, 2023	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer